Exhibit 23.5

  	We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 19, 1997 on the combined financial statements of My Favorite Muffin Too, Inc. and My Favorite Muffin, Inc., in Amendment No. 2 to the Registration Statement (Form
SB-2 333-29465) and the related Prospectus of BAB Holdings, Inc.
for the registration of 2,100,867 shares of its common stock.


BDO SEIDMAN, L.L.P.

July 31, 1997